Exhibit 99.1

        Perma-Fix Environmental Services, Inc. Announces Release of 2003
              Earnings and Invites You to Join Its Conference Call

    ATLANTA, February 23, 2004 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE) (Germany: PES.BE) today announced that it will release 2003 earnings on the morning of Tuesday, March 2, 2004. In conjunction with the Company's 2003 earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Tuesday March 2, 2004, at 11:00 a.m. EST with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

    What:             Perma-Fix Presents 2003 Operating Results

    When:             Tuesday, March 2, 2004, at 11:00 a.m. EST

    Where:    http://www.firstcallevents.com/service/ajwz400715450gf12.html

    How:     Live over the Internet -- Simply log on to the web at the
              address above

    Contact:  Richard T. Kelecy, 352-395-1351

              TO PARTICIPATE IN THE CONFERENCE CALL PLEASE DIAL-IN:

                            U.S. Calls 1-877-888-4605
                       International Calls 1-416-695-5259

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company continues to increase its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             02/23/2004
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or David Waldman, dwaldman@lhai.com, or John Heilshorn, both of Lippert Heilshorn & Associates, +1-212-838-3777; or Herbert Strauss, European investor relations, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix Environmental Services/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.perma-fix.com /
    /Audio:  http://www.firstcallevents.com/service/ajwz400715450gf12.html /
    (PESI)